DRILLING RIG SALES AGREEMENT


THIS DRILLING RIG SALES AGREEMENT, is entered into and is effective as of the 17th day of August, 2001 by and between R&B FALCON CORPORATION, a corporation duly organized under the laws of the State of Delaware, with its principal office located in Houston, Texas (hereafter referred to as "SELLER") and TRANSOCEAN OFFSHORE INTERNATIONAL VENTURES LIMITED., a limited liability company duly organized under the laws of the Cayman Islands, with a registered office in St. Michaels Barbados, (hereinafter referred to as "BUYER").

WHEREAS, SELLER is the owner of the drillship, PEREGRINE I which is presently located in international waters off the coast of Brazil; and

WHEREAS, BUYER wishes to purchase the PEREGRINE I from SELLER and SELLER wishes to sell the PEREGRINE I to BUYER, on the basis of the terms and conditions contained in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, BUYER and SELLER do hereby agree as follows:

I.   DEFINITIONS

     The following terms shall have the following meaning when used throughout this Agreement and any Exhibits hereto:

     A.   "Agreement"  -  This  Drilling  Rig Sales Agreement between SELLER and
          BUYER.

     B. "Rig" - That certain drillship known as the " PEREGRINE I" owned by SELLER and being of Bahamian flag and registry, with official registration number of 731983, IMO No. 7907180, with Gross Tonnage of 11,710 and with Net Tonnage of 3,513, together with any machinery, engines, equipment, anchors, cable, drilling machinery, drilling equipment, pumps, drilling supplies, tools, stores, furniture, items of personality, electrical, mechanical, or chemical, hydraulic and other systems, actually located thereon, incorporated therein or attached thereto. In addition the term shall include all items of equipment, machinery and parts located on the Peregrine I. This sale shall exclude any inventory, spares or other equipment which is kept in a warehouse or other storage facility onshore. This sale shall not include any item of any kind which belongs to a third party.

     C. "Closing Date" - That mutually agreed upon date and time while the Rig is located in international waters and outside the territorial jurisdiction of any country at which time the closing of the sale contemplated by this Agreement shall take place.

II.  SALE  AND  PURCHASE;  CONSIDERATION

     A. SELLER does hereby agree to sell the Rig to BUYER and BUYER does hereby agree to purchase the Rig from SELLER upon the basis of the terms and conditions set forth in this Agreement.

     B. As consideration for the sale of the Rig, BUYER hereby agrees to execute and deliver to SELLER upon the Closing Date, a promissory note in the amount of U.S.$85,000,000. Said Promissory Note shall be substantially in the form of Exhibit "A" attached hereto and incorporated herein.

     C. On the Closing Date, representatives of SELLER and BUYER shall meet for the purpose of closing the sale of the Rig. At the closing, upon receiving BUYER'S Promissory Note in the amount of the lump sum sales price, SELLER'S representative at the closing shall deliver to BUYER'S representative at the closing the following:

          1. A Bill of Sale of the Rig in a form similar to Exhibit "B" attached hereto as well as any other documentation reasonably requested by BUYER to enable it to register the Rig in BUYER'S name.

          2. Any technical or regulatory documentation pertaining to the Rig which SELLER may have in its possession and which is not already aboard the Rig, such as classification society certificates, loadline certificates, radio licenses, engineering drawings, etc.;

          If the closing has not occurred by close of business on September 30, 2001, then this Agreement shall terminate, unless extended in writing by mutual agreement, and neither SELLER nor BUYER shall have any further obligations to the other with respect to the sale or purchase of the Rig.

III. DELIVERY

     Concurrent with the delivery of the Bill of Sale at the closing, SELLER shall deliver physical possession of the Rig to BUYER in international waters and outside the territorial jurisdiction of any country. Concurrent with delivery of the Bill of Sale at the closing, BUYER shall acknowledge acceptance of physical possession of the Rig by executing and delivering to SELLER the Certificate of Acceptance of Delivery in the form attached hereto as Exhibit "C" ("Certificate of Acceptance of Delivery"). Title to and risk of loss of the Rig shall pass to BUYER as of the date and time indicated upon the said Certificate of Acceptance of Delivery.

IV.  REPRESENTATIONS  AND  WARRANTIES

     A. BUYER hereby acknowledges that this sale and purchase of the Rig is on an "as is, where is" basis, with all faults accepted by BUYER, and that, except as expressly provided in Article V.A.1. and V.A.2. below, this sale and purchase is WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY SELLER, AND THAT SELLER DOES NOT MAKE ANY WARRANTY, GUARANTY, OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH REGARD TO THE RIG INCLUDING, BUT NOT LIMITED TO, SEAWORTHINESS, VALUE, DESIGN, OPERATION, MERCHANTABILITY, FITNESS FOR USE OR PARTICULAR PURPOSE OF THE RIG OR AS TO THE ELIGIBILITY OF THE RIG FOR ANY PARTICULAR TRADE, AND BUYER HEREBY WAIVES AS AGAINST SELLER ALL WARRANTIES OR REMEDIES OR LIABILITIES WITH RESPECT TO SUCH WARRANTIES ARISING BY LAW OR

          OTHERWISE WITH RESPECT TO THE RIG, INCLUDING, BUT NOT LIMITED TO (a) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. Nothing contained in this Article V shall be construed as a waiver of any right which SELLER or BUYER may have against any other person. As between SELLER and BUYER the execution by BUYER of the Certificate of Acceptance of Delivery shall be conclusive proof of the Rig's compliance with all requirements of this Agreement.

          1. SELLER represents and warrants that it is the legal owner of the Rig and that it has the right to transfer full and clear title to the Rig to BUYER.

          2. SELLER represents and warrants that the Rig is free and clear of any liens or encumbrances of any kind as of the Closing Date.

     B. Shipyard Warranties and Guarantees. Effective as of the Closing Date, SELLER hereby assigns, sells, transfers and conveys to BUYER all of SELLER's rights and interests in and to any agreement, contract, purchase order, guarantee, representation or warranty relating to the construction, outfitting, commissioning or equipping of the Rig.

V.   INDEMNITIES

     Subject to the other provisions of this Agreement, and in particular except as provided in Article IV hereof, SELLER shall indemnify, defend and hold BUYER harmless from and against any claim arising out of or in connection with the Rig in which the alleged event giving rise to such claim occurred prior to the date and time indicated upon the Certificate of Acceptance of Delivery. BUYER shall indemnify, defend and hold SELLER harmless from and against any claim arising out of or in connection with the Rig in which the alleged event giving rise to such claim occurred after the date and time indicated upon the Certificate of Acceptance of Delivery.

VI.  ASSIGNMENT

     This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

VII. TAXES

     SELLER shall bear all income or capital gains taxes, if any, which are assessed on account of this sale by any country or any subdivision thereof, and shall hold BUYER harmless from and against any such taxes. BUYER shall bear all sales, value added or any other type of taxes, if any, which are assessed on account of this sale by any country or any subdivision thereof, regardless of against whom the tax is assessed, and shall hold SELLER harmless from and against such taxes.

VIII.  FLAGGING  AUTHORITIES

     If BUYER intends to leave the Rig flagged in the current flag country, BUYER shall, immediately following this sale, notify the appropriate flag country authorities that the Rig has been sold to it, and shall hold SELLER harmless from any charges, penalties or fees assessed by the flag country authorities in connection with a failure to timely notify them of this sale, or the change in ownership of the Rig.

IX.  CHOICE  OF  LAW  AND  VENUE

     The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, and the courts of the Cayman Islands shall be the exclusive courts of venue and jurisdiction for any claim or action brought hereunder.

X.   BROKERAGE

     Each party agrees to indemnify the other party from and against all loss, cost, damage, or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

XI.  COST  OF  THE  TRANSACTION

     Whether or not the transactions contemplated hereby shall be consummated, the parties agree that each party will pay the fees, expenses and disbursements of such party and its agents, representatives, and counsel incurred in connection with the subject matter of this Agreement.

     It is recommended by SELLER that BUYER have third party experts inspect the Rig prior to purchase by BUYER. Although SELLER shall make the Rig available and cooperate in facilitating any such inspection, BUYER agrees that the costs for carrying out such inspection shall belong to BUYER and BUYER shall reimburse to SELLER any costs or expenses SELLER incurs in preparing the Rig for inspection.

XII. NOTICES

     Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered or telecopied or mailed by prepaid certified mail, return receipt requested, addressed as follows:

     SELLER:  R&B  Falcon  Corporation
              Four  Greenway  Plaza
              Houston, Texas,  77046
              Tel:   713-232-7608
              Fax:   713-232-7600
              Attn:  Mr.  Eric B. Brown

     BUYER:   Transocean Offshore International Ventures Limited
              Walker  House,
              P.O.  Box  265
              George Town, Grand Cayman, Cayman Islands
              Tel:   345-949-0100;   Fax:   345-949-7886
              Attn:  Mr.  Iain  McMurdo

     or to such other address, and to the attention of such other person or officer as any party may designate.

XIII. SEVERABILITY

     In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice of disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

XIV. ENTIRE  AGREEMENT/AMENDMENT

     This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the sale of the Rig and no party shall be entitled to other benefits than those specified herein. As between or among the parties, no oral statements, prior correspondence, schedules, lists, brochures, drawings or written material of any kind not specifically incorporated herein shall be of any force and effect, and shall not be relied upon by either party. All prior representations or agreements, whether written or verbal, not expressly incorporated herein, are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by both parties hereto.

XV.  LEGAL  FEES  AND  COSTS

     In the event any party elects to incur legal expenses to enforce or interpret any provision of this Agreement or to defend against a claim by the other party, the prevailing party will be entitled to recover from the losing party such legal expenses, including, without limitation, attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which such party shall be entitled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals and counterparts by their duly authorized officers, all as of the day and year first above written.

SELLER:     R&B  FALCON  CORPORATION



By:  /s/  William  Turcotte
   --------------------------
Name:  William  Turcotte
     ------------------------
Title:  Assistant  Secretary
      -----------------------

BUYER:     TRANSOCEAN OFFSHORE INTERNATIONAL VENTURES LIMITED



By:  /s/  Brian  Voegele
   --------------------------
Name: Brian  Voegele
     ------------------------
Title:  Vice  President
      -----------------------

                                   EXHIBIT "A"
                                   -----------

                            PROFORMA PROMISSORY NOTE
                            ------------------------



                                 PROMISSORY NOTE
                                 ---------------


US$85,000,000

Grand  Cayman,  Cayman  Islands                        ___________________, 2001

     FOR VALUE RECEIVED, Transocean Offshore Ventures International Limited (hereafter called "Maker") promises to pay to the order of R&B Falcon Corporation, a Delaware corporation (hereafter called "Payee") at Four Greenway Plaza, Houston, Texas, or at such other place as the Payee or any other holder hereof may designate, for the purchase of the drillship PEREGRINE I the principal sum of EIGHTY FIVE MILLION DOLLARS (US$85,000,000), together with interest on the whole of the principal amount hereof from time to time remaining unpaid from the date hereof until maturity at a per-annum rate of interest, based upon 365 days or 366 days, as the case may be, of __________________ per cent (_____%) .

     The principal sum of this Note shall be due and payable ten (10) years from the date hereof; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable yearly as it accrues, with the first of such yearly installment of interest being due and payable on the first anniversary hereof and with subsequent such installments of interest being due and payable on the same day of each succeeding year thereafter. The final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.

     The Maker may prepay this Note, in full or in part, at any time without the payment of any premium or fee. Payee or any other holder hereof may, at its option, apply any such prepayments to the payment of (i) accrued but unpaid interest, and/or (ii) principal, in any order, manner or proportion which it deems appropriate.

     All past due principal and interest on this Note shall bear interest from the date it is due until the date of payment at an interest rate of _____________ percent (______%) per annum, or the maximum rate of interest allowed by the laws governing this instrument, if that be a lesser rate.

     It is expressly agreed and understood that time is of the essence of this agreement. If default shall be made in the payment of principal or interest on this Note, as the same becomes due and payable, or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth herein, or should the Maker or any endorser, surety or guarantor hereof become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy or should a receiver of any of the assets of Maker be appointed, or should involuntary bankruptcy proceedings be filed or threatened against Maker or any endorser, surety or guarantor hereof, then in any of such events, Payee or any other holder hereof may, at its option, and without notice, declare the entirety of this Note and any other note or notes executed by Maker and held by Payee or any other holder hereof, together with all accrued but unpaid interest hereof and thereon, immediately due and payable and to foreclose any and all liens which may be securing the same. Failure to exercise this option shall not constitute a waiver on the part of Payee or any other holder hereof of the right to exercise said option at any other time.

     If this Note is not paid at maturity, however such maturity may be brought about, and the same is placed in the hands of an attorney for collection, or if collected by suit or through bankruptcy, receivership or other legal or judicial proceedings, the Maker hereof agrees to pay an additional amount of ten (10%) upon the principal and interest hereof then owing as costs of collection and attorneys' fees, or such greater amount as may be reasonable.

     This Note shall be the joint and several obligation of the maker and all endorsers and sureties and shall be binding upon them, their legal representatives, successors and assigns. The maker and all sureties, endorsers and guarantors of this Note and each party hereafter assuming or otherwise becoming liable hereon (i) waive demand, presentment for payment, notices of nonpayment, protest, notice of protest, notice of intent to accelerate the maturity hereof, notice of acceleration of the maturity hereof, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security hereof, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (iii) agree that the Payee or other holder hereof shall not be required first to institute suit to exhaust its remedies hereon against the Maker or others liable or to become liable hereon or to enforce its rights against any security herefor in order to enforce payment of this Note by it, and (iv) consent to any extensions or postponements of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     As further security for this Note, Maker gives to the Payee or other holder hereof a lien and contractual right of set-off in and to all money and assets of Maker, or any guarantor hereof, now or at any time hereafter coming within the custody or control of the Payee or other holder of this Note.


TRANSOCEAN OFFSHORE INTERNATIONAL VENTURES LIMITED


By:  __________________________

Name:  ________________________

Title:  _______________________

                                   EXHIBIT "C"
                                   -----------
                 PROFORMA CERTIFICATE OF ACCEPTANCE OF DELIVERY
                 ----------------------------------------------


                      CERTIFICATE OF ACCEPTANCE OF DELIVERY


     The undersigned Transocean Offshore International Ventures Limited, a limited liability company duly organized under the laws of the Cayman Islands ("Buyer"), does hereby accept for all purposes the sale and transfer of legal title to and acknowledges acceptance of physical possession of that certain drillship known as the "PEREGRINE I", being of Bahamian flag and registry with official registration number of 731983 IMO No. 7907180 and does also hereby accept the Bill of Sale for such vessel delivered this day to it by R&B Falcon Corporation, a corporation duly organized under the laws of Delaware ("Seller"). Legal title and risk of loss is agreed to have transferred from Seller to Buyer at _______ o'clock __.m. on __________________, 2001, ________________________
Time.


R&B  FALCON  CORPORATION                      TRANSOCEAN  OFFSHORE INTERNATIONAL
                                              VENTURES LIMITED


By:______________________                     By:______________________

Name:____________________                     Name:____________________

Title:___________________                     Title:___________________